PRICING SUPPLEMENT NO. 96-51 Dated July 8, 1997      Rule 424(b)(2)
To Prospectus Supplement Dated August 22, 1996       File No. 33-64357


                      BENEFICIAL CORPORATION
		                  Medium-Term Notes, Series H
                         (Book Entry Notes)
Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, purchased $100,000,000 principal amount of these Medium-Term Notes, Series H, maturing on August 5, 1998, at a principal price of $100,000,000.00 for resale to investors from time to time at prices based on market conditions at the time of resale.

      Floating Rate Notes Due 9 Months or More from Date of Issue

Maturity Date:  August 5, 1998	              Interest Reset Dates:
                 						                      Same as Interest Payment Dates
Interest Rate Basis:
LIBOR                                        Settlement Date (Issue Date):
					                                       	July 11, 1997
Specify Other Base Rate: N/A
				                                        	Calculation Agent:
Index Maturity: 3-month (See	               	The Chase Manhattan Bank
 Special Provisions)
                   					                     Optional Repayment Date(s):
Spread: minus 0.11%                      					 N/A

Spread Multiplier: N/A			                  	Additional Terms:
                                       						For the purposes of the Notes
Maximum Interest Rate: N/A	                  contemplated hereunder, interest
	                                            payments will include interest
Minimum Interest Rate: N/A                   accrued to, but excluding the
                                            	Interest Payment Date.
Interest Payment Dates:
 The 5th day of each February, May,          Special Provisions:
 August and November commencing on	           The Index Maturity to be used in
 August 5, 1997 through and	                  determining the Initial Interest
 including the Maturity Date.	                Rate shall be 1-month.

Initial Interest Rate:
 Determined as if the Settlement
 Date was an Interest Reset Date.